KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE REPORTS THIRD QUARTER 2010 RESULTS

DALLAS, TEXAS . . . November 3, 2010 . . . Keystone Consolidated Industries, Inc. (OTCBB: KYCN), reported net income of $2.3 million, or $0.19 per diluted share, in the third quarter of 2010 as compared to a net income of $5.9 million, or $0.48 per diluted share, in the third quarter of 2009.  Keystone’s profitability declined in the third quarter of 2010 as compared to the third quarter of 2009 as the favorable impact of higher overall average selling prices was more than offset by an increase in the Company’s ferrous scrap costs, thus decreasing our margins.

Because the amount of the Company’s net periodic defined benefit pension and other postretirement benefit (“OPEB”) expense or credits are unrelated to the ongoing operating activities of the Company, Keystone measures its overall operating performance using operating income before pension and OPEB expense or credits.  A reconciliation of operating income as reported to operating income adjusted for pension and OPEB expense or credits is set forth in the following table.

	Three months ended September 30,
	2009	2010
	(In thousands)

Operating income as reported	$9,262	$4,179
Defined benefit pension expense (credit)	1,515	(1,211)
OPEB credit	(1,042)	(1,342)
Operating income before pension and OPEB	$9,735	$1,626

The Company’s total sales volume, average per-ton selling prices and average per-ton ferrous scrap cost for the third quarter of 2009 and 2010 were as follows:

	Three months ended September 30,
	2009	2010

Total sales volume (000 tons)	146	156
Average per-ton selling prices	$686	$723
Average per-ton ferrous scrap cost of goods sold	$230	$307

Operating income before pension and OPEB for the third quarter of 2010 decreased significantly as compared to the third quarter of 2009 primarily due to a decrease in the margin between selling prices and consumed scrap costs as discussed above.

Other items affecting the comparability of Keystone’s operating performance before pension and OPEB include:
•	increased utility costs at the Company’s largest manufacturing facility during 2010;
•
bad debt expense of $728,000 during the third quarter of 2009 primarily due to the Chapter 11 proceedings of one of Keystone’s customers as compared to a nominal amount of bad debt expense during the third quarter of 2010;

•
a credit related to a revision in the estimate of previously accrued employee incentive compensation during the third quarter of 2010 due to decreased profitability as compared to an increase in accrued employee incentive compensation during the third quarter of 2009 due to increased profitability; and

•
a $3.5 million decrease in the Company’s LIFO reserve and cost of goods sold during the third quarter of 2009 as compared to a $2.2 million increase in the Company’s LIFO reserve and cost of goods sold during the third quarter of 2010.

Primarily due to a $58 million increase in Keystone’s pension plans’ assets during 2009, the Company currently expects to record a defined benefit pension credit of $4.9 million during 2010 as compared to the $5.9 million defined benefit pension expense recorded during 2009.  Accordingly, Keystone recorded a defined benefit pension credit of $1.2 million during the third quarter of 2010 as compared to the $1.5 million expense recorded during the third quarter of 2009.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation, U.S. EPA investigations and audits conducted by the Internal Revenue Service,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	The ability of the Company’s customers to obtain adequate credit,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses operating income before pension and OPEB expense or credits, which is used by the Company’s management to assess its performance.  The Company believes disclosure of operating income before pension and OPEB expense or credits provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way the Company’s management assesses performance.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire and wire rod.  Keystone also manufactures wire mesh, coiled rebar, steel bar and other products.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is traded on the OTC Bulletin Board (Symbol: KYCN).

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KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Summary of Operations
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010
	(unaudited)		(unaudited)

Net sales	$100,363	$113,608	$231,349	$348,321
Cost of goods sold	(85,452)	(108,100)	(212,998)	(317,584)

Gross margin	$14,911	$5,508	$18,351	$30,737

Operating income	$9,262	$4,179	$5,055	$23,134

Income before income taxes	$8,830	$3,802	$3,985	$21,839

Income tax expense	(2,962)	(1,483)	(1,491)	(8,396)

Net income	$5,868	$2,319	$2,494	$13,443

Basic and diluted net income per share	$0.48	$0.19	$0.21	$1.11

Basic and diluted weighted average shares outstanding	12,102	12,102	12,102	12,102